Exhibit 99.1

NANOMETRICS INCORPORATED     1550 Buckeye Drive     Milpitas CA 95035     Tel: 408.435.9600     Fax: 408.232.5910

News Release

Agency Contact:	Company Contact:

Bruce Hokanson	Douglas McCutcheon
Loomis Group	Nanometrics Incorporated
360-574-4000, 360-574-4447 fax	408.435.9600, 408.232.5910 fax
email: hokansonb@loomisgroup.com	email: dmccutcheon@nanometrics.com

Nanometrics Reports Financial Results for the Second Quarter of 2006

MILPITAS, California, July 27, 2006 — Nanometrics Incorporated (Nasdaq: NANO), a leading supplier of advanced integrated and standalone metrology equipment to the semiconductor industry, today announced its results for the second quarter ended July 1, 2006.

Revenues for the second quarter of 2006 were a record $23.4 million, representing a 23 percent increase over first quarter 2006 revenues of $19.0 million and a 25 percent increase from restated revenues of $18.7 million for the second quarter of 2005. Net loss for the second quarter of 2006 was $2.2 million or $0.16 per share. This compares to a net loss of $1.3 million or $0.10 per share for the first quarter of 2006 and net income of $4.5 million or $0.34 per diluted share for the restated second quarter of 2005.

Included in the net loss for the second quarter of 2006 is a non-cash charge of $1.2 million for stock-based compensation expenses as required with the adoption of Financial Accounting Standard 123R.

“We are pleased to report a record revenue quarter for Nanometrics,” commented Douglas J. McCutcheon, chief financial officer. “With a 23 percent sequential increase over the first quarter, revenues came in at the high end of our guidance range. However, we incurred several unanticipated charges to product cost of sales in the quarter as well as a decrease in our service gross margin. Those two factors, combined with increased operating and stock-based compensation expenses attributable to the Soluris, Inc. acquisition, resulted in a net loss for the second quarter. While we are disappointed by the loss, we believe the impact of the unanticipated costs is behind us.”

John Heaton, Nanometrics president and chief executive officer added, “While we are happy to be announcing record revenues for the quarter, our recent trend of improved operating performance has taken a temporary setback. For the last several quarters, our team has been focused on completing two acquisitions as well as achieving Sarbanes-Oxley compliance. Looking towards the second half of 2006, we remain encouraged by the rational growth of spending by our customers and expect to return to our trend towards achieving profitability and our target operating model for Nanometrics.”

About Nanometrics

Nanometrics is a leader in the design, manufacture and marketing of high-performance process control metrology systems used in semiconductor manufacturing. Nanometrics metrology systems measure various thin film properties, critical circuit dimensions and layer-to-layer circuit alignment (overlay) during various steps of the manufacturing process, enabling semiconductor and integrated circuit manufacturers to improve yields, increase productivity and lower their manufacturing costs. Nanometrics maintains its headquarters in Milpitas, California, with sales and service offices worldwide. Nanometrics is traded on the Nasdaq Global Market under the symbol NANO. Nanometrics’ website is: http://www.nanometrics.com.

A conference call to discuss results for the second quarter of 2006 and the recently-announced close of Nanometrics’ acquisition of Accent Optical will be held today, July 27, 2006, at 4:30 p.m. ET (1:30 p.m. PT). To participate in the earnings conference call, the dial-in numbers are (866) 314-4483 in the United States or (617) 213-8049 for international calls. The passcode is 94252825. If you are unable to participate during the live conference call, a webcast will be made available on the “Investors” section of the Nanometrics website.

Forward Looking Statements

This press release contains forward-looking statements including, but not limited to, statements regarding Nanometrics’ expected results for its most recently completed fiscal quarter, which may be subject to adjustment in our quarterly report on 10-Q as well as statements made by our CEO and CFO concerning the Company’s expected operating performance and profitability in future periods. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause Nanometrics’ actual financial results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and actual events or results may differ materially. Nanometrics cannot provide any assurance that its future results will meet expectations. For additional information and considerations regarding the risks faced by Nanometrics, see its annual report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, as well as other periodic reports filed with the SEC from time to time including its quarterly reports on Form 10-Q. Although Nanometrics believes that the expectations reflected in the forward-looking statements are reasonable, Nanometrics cannot guarantee future results, levels of activity, performance or achievements. In addition, neither Nanometrics nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements. Nanometrics disclaims any obligation to update information contained in any forward-looking statement.

NANOMETRICS INCORPORATED     1550 Buckeye Drive     Milpitas CA 95035     Tel: 408.435.9600     Fax: 408.232.5910

NANOMETRICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands except share amounts)

(Unaudited)

	July 1,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$29,612	$40,445
Short-term investments	—	4,949
Accounts receivable, net of allowances of $653 and $592	22,841	18,983
Inventories	30,592	25,656
Prepaid expenses and other	2,850	1,259

Total current assets	85,895	91,292

Property, plant and equipment, net	42,314	42,928
Goodwill	3,499	—
Intangible assets	4,151	639
Other assets	5,897	1,441

Total assets	$141,756	$136,300

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$—	$1,186
Accounts payable	5,927	3,348
Accrued payroll and related expenses	2,503	1,540
Deferred revenue	6,696	3,448
Other current liabilities	3,926	3,869
Income taxes payable	716	770
Current portion of debt obligations	358	400

Total current liabilities	20,126	14,561

Deferred income taxes and other long-term liabilities	160	—

Debt obligations	1,238	1,396

Total liabilities	21,524	15,957
Shareholders’ equity
Common stock, no par value; 50,000,000 shares authorized; 13,095,332 and 12,990,894 outstanding	110,113	107,294
Retained earnings	8,740	12,218
Accumulated other comprehensive income	1,379	831

Total shareholders’ equity	120,232	120,343

Total liabilities and shareholders’ equity	$141,756	$136,300

NANOMETRICS INCORPORATED     1550 Buckeye Drive     Milpitas CA 95035     Tel: 408.435.9600     Fax: 408.232.5910

NANOMETRICS INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 1,	July 2,	July 1,	July 2,
	2006	2005	2006	2005
Net revenues:
Products	$20,121	$16,535	$36,093	$37,545
Service	3,277	2,201	6,273	4,541

Total net revenues	23,398	18,736	42,366	42,086

Costs and expenses:
Cost of products	10,712	8,463	18,621	18,195
Cost of service	4,026	2,608	6,560	5,181
Research and development	3,062	3,656	5,590	6,835
Selling	3,940	2,851	7,042	5,994
General and administrative	4,306	2,400	8,856	4,398
Asset impairment	—	2,232	—	2,232
Merger termination fee	—	(8,300)	—	(8,300)

Total costs and expenses	26,046	13,910	46,669	34,535

Income (loss) from operations	(2,648)	4,826	(4,303)	7,551

Other income (expense):
Interest income	299	193	631	323
Interest expense	(18)	(17)	(31)	(35)
Other, net	238	(206)	273	(476)

Total other income (expense), net	519	(30)	873	(188)

Income (loss) before income taxes	(2,129)	4,796	(3,430)	7,363

Provision for income taxes	27	308	48	391

Net income (loss)	$(2,156)	$4,488	$(3,478)	$6,972

Net income (loss) per share:
Basic	$(0.16)	$0.36	$(0.27)	$0.55

Diluted	$(0.16)	$0.34	$(0.27)	$0.52

Shares used in per share computation:
Basic	13,088	12,629	13,053	12,602

Diluted	13,088	13,374	13,053	13,414